Exhibit 10.13
CALIFORNIA COMMERCIAL LEASE AGREEMENT
THIS COMMERCIAL LEASE AGREEMENT hereinafter known as the “Lease” is entered into this 1st day of May, 2022, (“Effective Date”) by and between Kipee International, Inc. with mailing address at 4701 Patrick Henry Drive, Santa Clara, CA 95054, hereinafter referred to as the “Lessor,”
And
Silvaco, Inc. with mailing address at 2811 Mission College Boulevard, 6th Floor, Santa Clara, CA 95054 hereinafter referred to as the “Lessee,” collectively referred to herein as “the Parties.”
WHEREAS, the Lessor desires to lease the Premises defined herein to the Lessee under the terms and conditions as set forth herein; and
WHEREAS, the Lessor desires to lease the Premises defined herein from the Lessor under the terms and conditions set forth herein.
NOW THEREFORE, for and in consideration of the covenants and obligations set forth herein and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:
1.    THE PREMISES. In accordance with the terms and conditions of this Lease, the Lessor hereby agrees to lease to the Lessee the property described below together with all the improvements thereto:
Address: 4701 Patrick Henry Drive, Santa Clara, CA 95054
Floor and/Unit Number: Buildings 18, 23 and 24
Net Floor Area:
Building 18: 350 Square Feet
Building 23, 1st Floor: 5,575 Square Feet
Building 23, 2nd Floor: 1,560 Square Feet
Building 24, 1st Floor: 3,633 Square Feet
Total: 11,118 Square Feet
Hereinafter known as the “Premises”.
The Lessee hereby leases and takes from the Lessor the Premises and confirms that the floor numbers and/or unit numbers of the Premises referred to above are designated by The Lessor.
2.    PERMITTED USE. Lessee agrees to continuously and at all times use and occupy the Premises during the Lease Term solely for the Permitted Use(s) as specified below(“Permitted Use”):
Commercial office space for performing the Lessee’s business activities, including without limitation hosting meetings and events, engaging in technical research and other common activities associated with a company in Lessee’s industry. No other use is permitted without prior written approval of Lessor, which approval Lessor may grant or withhold.

3.    LEASE TERM. The term of this Lease shall commence on 1st day of May, 2022 and shall subsist for a period of 3 years, and expire on the last day of the Lease term, the 31st day of March, 2025. (“Lease Term”)
4.    RENEWAL. (Check One)
☒ The Lessor shall have no obligation to renew the Lease or extend the Lease Term. The Lessee shall have no further right to extend the Lease Term upon its expiration.
☐ The Lessee will have right to renew the lease for the additional term of ____ years and ____ months (the “Renewal Term”) by giving the Lessor a Notice of Renewal not later than ______ months/days but no earlier than ______ months/days, prior to the expiration of the Lease Term (“Renewal Period”). The Renewal Term shall commence immediately upon the expiration of the Lease Term. In the event of the renewal of this Lease, the terms and conditions of this Lease shall remain in full and effect for the duration of the Renewal Term unless otherwise agreed to in writing by the Parties.
The Rent for the Renewal term shall: (Choose one.)
☐ be equal to the Rent payable during the Lease Term.
☐ shall be based on the then current market rates for comparable premises provided that the Rent upon the Renewal Term shall not increase by more than _____% above the Rent payable in the immediately preceding year.
5.    RENT. The Lessee shall pay the net amount of $ $18,000 for every month for the duration of the Lease (herein after referred to as “Rent”). The rent shall be payable every 1st day of the month (“Due Date”), every month for the duration of the lease notwithstanding that the Due Date falls on a weekend or public holiday.
6.    EXPENSES. The Parties agree that the responsibility for the expenses in relation to this Lease shall be borne as follows:
A.    Utilities.
The Utilities including: electricity and water charges, communications and telephone and data charges shall be borne and paid by (choose one) ☐ the Lessor
☒ the Lessee ☐ the Parties jointly.
B.    Maintenance.
The Maintenance of the Premises including the following shall be borne and paid by (choose one) ☒ the Lessor ☐ the Lessee ☐ the Parties jointly: (Choose all that is applicable)
☒ Janitorial and pest control services
☒ Garbage removal
☒ Grease traps, drainage and pipes maintenance
☒ Parking maintenance
☒ Lawn maintenance
☒ Snow removal

☒ HVAC Maintenance
☒ Repairs other than Minor Repairs as defined herein.
C.    Insurance. (Choose all that is applicable)
☒ Casualty Insurance. ☒ The Lessor ☐ The Lessee ☐ The Parties (jointly) shall be responsible for obtaining and maintaining casualty insurance for the Premises for losses against fire.
☒ Comprehensive General Liability Insurance. The Lessee shall procure and maintain a valid Comprehensive General Liability Insurance indemnifying the Lessor with minimum coverage of $1,000,000 for personal injury and $1,000,000 for damage to property.
D.    Taxes.
The Lessee shall bear all Taxes and fees that are payable under Laws in connection with other payments made by the Lessee, the Lessee’s interests under this Lease, the Lessee’s improvements and property at the Premises, and the Lessee’s activities at the Premises.
☒ The Lessor ☐ The Lessee ☐ The Parties (jointly) shall bear all Taxes and fees that are payable under Laws in connection with the Rent.
☒ The Lessor ☐ The Lessee ☐ The Parties (jointly) shall pay all Taxes and fees payable in connection with this Agreement under Laws to the extent that such Taxes and fees are payable under the applicable Laws by owners of buildings that are of a similar nature to the Premises, or by sub-lessors of land use rights (for example, real property, real estate and/or personal property taxes).
7.    COMMON AREAS. The Lessor shall at all times have exclusive management and control of the Common Areas for any purpose or in any manner that it deems necessary or appropriate. The Lessor reserves the right to remove, relocate or otherwise change or carry out any alteration or addition or other works to the Common Areas. The Lessor shall not be liable to Lessee for any damage incidental to the exercise of its rights under this section, provided that such damage is not accompanied by any fault, negligence or bad faith on the part of the Lessor or his agents. The Lessee shall abide by the Lessor’s rules and management of the Common Areas.
“Common Areas” refers to those portions of the structure in which the Premises and located and areas surrounding the Premises including the driveways, entrances and exits, pedestrian passageways, walkways, loading docks, landscaped and streetscaped areas, any on-site parking areas, facilities (such as escalators, and lifts), installations (such as doors, windows, electrical installations and wiring), water and drainage pipes, gas pipes, fire systems, security and air-conditioning facilities, and all other areas or improvements which may be provided by Lessor from time to time for the general use of tenants of the structure in which the Premises and located and areas surrounding the Premises and their respective employees, guests, patrons, suppliers, licensees and other invitees.
8.    SECURITY DEPOSIT. Lessee shall deposit with Lessor the amount of $______ to secure the faithful performance of the terms and conditions of this Lease (the “Security Deposit”) on or before the execution of this Lease. The Security Deposit shall be held by Lessor: (Choose one that applies)
☐ free of interest throughout the Lease Term. /
☐ in escrow in an interest-bearing account with interest accruing to the Lessee and to be delivered to the Lessee upon the return of the Security Deposit.
Except in the event that the same has been forfeited by the Lessee, the Security Deposit shall be returned to the Lessee within _____ days after the termination of the Lease.
9.    ALTERATIONS AND IMPROVEMENTS. No alterations to or improvements on the Premises shall be made by the Lessee without prior express consent of the Lessor to the same in writing. The Lessor agrees to not unreasonably withhold consent to reasonably necessary alterations or improvements. The Lessee shall ensure compliance with any and all applicable laws, rules, ordinances and codes when undertaking any alteration or improvement to the Premises.
A.    Unauthorized Alterations or Improvements. In the event that the Lessee shall undertake alterations or improvements relating to the Premises in violation of this section the same shall be considered a material breach of this Lease and shall put the Lessee in default. The Lessor may, upon the Lessor’s discretion, require the Lessee to undo the alterations or improvements and restore the Premises to its condition prior to any unauthorized alteration or improvement at the sole expense of the Lessee.
B.    Ownership of Alterations and Improvements. In all cases of alterations, improvements, changes, accessories and the like that cannot be removed from the Premises without destroying or otherwise deteriorating the Premises or any surface thereof shall, upon creation, become the Lessor’s property without need for any further transfer, delivery or assignment thereof.
C.    Initial Improvements. Promptly upon the start of the Lease Term the Parties intend to work together to make mutually desirable improvements to the Premises. Expenditures on such improvements shall not exceed $35,000 without the written agreement of Lessor and Lessee, with all costs for such improvements to be split equally between Lessor and Lessee. Lessor will initially pay for all costs and shall invoice Lessee for 50% of such costs, for which Lessee shall remit payment to Lessor within 30 days.
10.    COMPLIANCE WITH LAW. The Lessee undertakes to comply with and abide by, at its sole expense, any and all Federal or California state laws, municipal or county ordinances, rules, regulations, codes and all other issuances from authorized government authorities respecting the Premises and the Lessee’s occupation and use thereof, including but not limited to obtaining all pertinent licenses and permits and maintaining copies thereof in the Premises.
11.    OBLIGATIONS OF THE LESSEE:
A.    The Lessee shall keep the premises in a clean, sanitary, neat and presentable condition.
B.    The Lessee shall be responsible for the repairs, outside of ordinary wear and tear, of any part of the Premises that do not affect the structural parts of the building or structure in which it is located or those that are generally considered as minor repair (“Minor Repairs”) including but not limited to replacing light bulbs, cleaning or repairs of windows, doors, toilets and similar appurtenances.
C.    The Lessee shall, at its sole expense restore, repair and/or rectify any damage, outside of ordinary wear and tear, to the Premises caused by the Lessee or others that the lessee permits into the Premises that are not covered or compensable by any insurance.

12.    ASSIGNMENT. The Lessee acknowledges that this Lease is not transferrable and that the Lessee may not assign the Lease, any part of the Lease or any of the rights or obligations herein without the prior express and written consent of the Lessor. The Lessee shall not sublet, sublease or otherwise grant any other party any license or right in relation to the Premises or this Lease without such consent. Any license, assignment, sublease or agreement in violation of this clause shall be null and void with no legal force whatsoever.
13.    RIGHT OF ENTRY. The Lessor shall, upon giving 1 days’ notice, be granted by the Lessee access and allowed by the latter to enter the Premises to make necessary inspections, repairs or alterations on the property, or pursuant to any lawful purpose as the Lessor, provided that the time of entry requested is reasonable considering the purpose.
14.    DAMAGE TO LEASED PREMISES. If the event that the Premises and/or the structure or building in which it is located is damaged or destroyed by fire or other casualty without the fault or negligence of the Lessee or his agents, the Lessor shall, at its own expense, repair the damaged portion, the Premises, structure and/or building to restore the same to substantially the condition in which it was handed over to Lessee. The Rent shall be abated until such repairs are completed.
In the event such repair cannot be accomplished or of total destruction the Lease shall cease and terminate with no early termination or other liability accruing to either of the Parties.
15.    DEFAULT AND POSSESSION. If Rent is not paid within 30 days of the Due Date, the Rent shall be considered past due and a late fee of ☐ $___________ or ☒ ___1__% of the Rent past due shall be applied for every ☐ day Rent is late or ☒ occurrence Rent is late.
In the event that the Lessee fails to pay Rent on the Due date or is in default of any of the terms of this Lease, the Lessor shall promptly provide the Lessee with a notice of such default, informing the Lessee that failure to rectify the same within 30 days may terminate the Lease and allow the Lessor to recover the premises at the end of such period. Should the Lessee fail to rectify the same within 30 days after receiving such Notice of Default, the Lessor may terminate this Lease and recover the Premises from the Lessee. In such an event, the Lessor may hold the Lessee’s possessions found in the Premises as security until sums owed by the Lessee has been paid.
16.    SURRENDER OF PREMISES. On or before 11:59 P.M. on the last day of the Lease Term, the Lessee shall deliver up vacant possession of the Premises to Lessor more or less in the condition it was delivered to the Lessee, save ordinary wear and tear, and the Parties shall carry out the inspection of the Premises and shall sign a handover form jointly prepared and signed by Parties to confirm the condition and handover of the Premises. The Lessee shall also return all keys and other devices giving access to any part of the Premises and the building or structure in which it is located.
Without prejudice to the foregoing, the Lessee shall at its expense, at the request of Lessor, immediately make good any deficiencies identified during the handover inspection and remove from the Premises any alterations, fixtures or property of Lessee that Lessor requests to be removed, provided that the same were not existing in the Premises delivered by the Lessor or do not consist of alterations or improvements consented to by the Lessor as provided in Section 9 hereof.

Failure of the Lessee to return the Premises to Lessor in accordance with the above, shall entitle the Lessor to enter the Premises and carry out appropriate repair to the Premises and removal of any property of Lessee and any cost so incurred shall be borne by Lessee. All property left in the Premises by Lessee shall be deemed to have been abandoned by Lessee and Lessor shall be entitled to dispose of the same as Lessor deems appropriate.
17.    DISABILITY ACCESS. The Premises ☐ has or ☒ has not been inspected by a Certified Access Specialist (CASp) and the Premises ☐ has or ☒ has not been determined to meet all applicable construction-related standards for the disabled pursuant to Cal. Civ. Code § 55.53.
18.    ASBESTOS. The Premises ☐ was or ☒ was not constructed prior to 1979. If the Premises was constructed before 1979, Lessor warrants that it ☐ knows or ☐ does not know of whether the building contains asbestos-containing construction materials.
19.    INDEMNIFICATION. The Lessor shall not be liable for any injury to the Lessee or any other persons or property entering the Premises occurring within the Premises during the Lease Term. Neither shall the Lessor be liable for any damage to the structure within which the Premises is located or any part thereof. The Lessor hereby agrees to hold the Lessor harmless from and indemnify the Lessor for any and all claims or damage not arising solely from the Lessor’s acts, omission, fault or negligence.
20.    GOVERNING LAW. This Lease shall be governed by and its terms and conditions be interpreted according to the laws of the State of California.
21.    NOTICE. All notices in relation to this Lease shall be delivered to the following addresses:
To the Lessee at the address:
Silvaco, Inc. at 4701 Patrick Henry Drive, Bldg. 23, Santa Clara, CA 95054;
and
To Lessor at the address:
4701 Patrick Henry Drive, Santa Clara, CA 95054
22.    SEVERABILITY. Should any provision of this Lease be found, for whatever reason, invalid or unenforceable, such nullity or unenforceability shall be limited to those provisions. All other provisions herein not affected by such nullity or dependent on such invalid or unenforceable provisions shall remain valid and binding and shall be enforceable to the full extent allowed by law.
23.    BINDING EFFECT. The terms, obligations, conditions and covenants of this Lease shall be binding on Lessee, the Lessor, their heirs, legal representatives and successors in interest and shall inure to the benefit of the same.
24.    ENTIRE AGREEMENT. This Lease and, if any, attached documents are the complete agreement between the Lessor and the Lessee concerning the Premises. There are no oral agreements, understandings, promises, or representations between the Lessor and the Lessee affecting this Lease. All prior negotiations and understandings, if any, between the Parties hereto with respect to the Premises shall be of no force or effect and shall not be used to interpret this Lease. No modification or alteration to the terms or conditions of this Lease shall be binding unless expressly agreed to by the Lessor and the Lessee in a written instrument signed by both Parties.
IN WITNESS WHEREOF, the parties hereto agree to the terms listed herein as of the date first written above.

Lessee’s Signature	Printed Name

/s/ Babak Taheri	Babak Taheri

Lessor’s Signature	Printed Name

/s/ Kathy Pesic	Kathy Pesic